Exhibit 99.1

RMG Networks™ Appoints Jana Ahlfinger Bell as Chief Financial Officer

Proven Financial Executive with 30 Years of Experience Joins Senior Leadership

DALLAS, TX – April 27, 2015 – RMG Networks Holding Corporation (NASDAQ: RMGN), or RMG Networks, a leading provider of technology-driven visual communications solutions, today announced that Jana Ahlfinger Bell has been appointed as Executive Vice President and Chief Financial Officer of the company effective April 27, 2015.

Ms. Bell brings 30 years of financial and business experience, and has served in senior executive roles for a number of public and private companies.

Most recently, Ms. Bell served as Executive Vice President and Chief Financial Officer for EF Johnson Technologies, Inc. (formerly NASDAQ: EFJI), a communications solutions company, where she was instrumental in implementing the company’s public filing infrastructure including internal and external reporting controls, SOX compliance and internal and external audit functions. She was instrumental to the execution of several key strategic financial and transaction related initiatives in support of the company’s growth programs.

Prior to EF Johnson, Ms. Bell served as President and Chief Executive Officer of Simple Products, Inc., a developer of innovative handset and network technologies for the disposable wireless market. Prior to that, she served as President, Chief Executive Officer and Director for @Track Communications, Inc. (formerly NASDAQ: ATRK). During her tenure with @Track Communications, she led the successful turnaround of the company from significant monthly cash flow losses to achieve significant year over year revenue growth. Prior to @Track Communications, Ms. Bell held finance and operations management roles of increasing responsibility with AT&T Wireless Services. Ms. Bell started her career in audit services with Ernst & Young LLP.

“Jana’s extensive financial and leadership experience will be of tremendous benefit as we continue our trek towards accelerating growth and improving our financial and operational performance,” said Robert Michelson, Chief Executive Officer and President of RMG Networks. “Jana’s appointment underscores our continued focus on disciplined financial management and our ongoing commitment to building a leadership team with proven experience to drive our long-term growth aspirations.”

“I am enthusiastic about stepping into this role and look forward to instilling further financial discipline and working to implement programs that will accelerate our future growth,” said Ms. Bell. ”As RMG Networks continues on its journey to turnaround its business and increase shareholder value, the opportunity to join the management team to help lead these changes is both compelling and exciting.”

RMG Networks and its logo are trademarks and/or service marks of RMG Networks Holding Corporation.

About RMG Networks

RMG Networks (NASDAQ: RMGN) helps brands and organizations communicate more effectively using location-based video networks. The company builds enterprise video networks that empower organizations to visualize critical data to better run their business. The company also connects brands with target audiences using video advertising networks. RMG Networks works with over 70% of the Fortune 100. The company is headquartered in Dallas, Texas, with offices in the United States, United Kingdom, Singapore and the UAE. For more information, visit http://www.rmgnetworks.com.

Cautionary Note Regarding Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding the proposed sale of the Media business, guidance relating to future financial performance and expected operating results, such as revenue growth, our ability to achieve profitability, our position within the markets that we serve, efforts to grow our business and the impact of litigation.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the company's ability to raise additional capital  on satisfactory terms, or at all; success in retaining or recruiting, or changes required in, its management and other key personnel; the limited liquidity and trading volume of the company's securities; Reach Media Group's ("RMG") history of incurring significant net losses and limited operating history; the competitive environment in the advertising markets in which the company operates; the risk that the anticipated benefits of the combination of RMG or Symon Holdings Corporation, or of other acquisitions that the company may complete, may not be fully realized; the risk that any projections, including earnings, revenues, margins or any other financial items are not realized; changing legislation and regulatory environments; business development activities, including the company's ability to contract with, and retain, customers on attractive terms; the general volatility of the market price of the company's common stock; risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act); and general economic conditions.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

Investor
Brett Maas/Rob Fink

646-536-7331/646-415-8972

ir@rmgnetworks.com

or

Media
Julie Rasco
800-827-9666
Julie.Rasco@rmgnetworks.com

Source: RMG Networks